Exhibit 10.15

                             SHAREHOLDERS AGREEMENT

THIS SHAREHOLDERS AGREEMENT (this "AGREEMENT") is made as of March 28, 2001, by and among SOFTBANK FINANCE CORPORATION ("SB FINANCE"), a Japanese corporation, InsWeb Corporation ("INSWEB"), a Delaware corporation, E-LOAN, Inc. ("E-LOAN"), a Delaware corporation, and Marsh & McLennan Risk Capital Holdings, Ltd. ("M&M"), a Delaware corporation, (SB Finance, INSWEB, E-LOAN and M&M are collectively referred to as the "PARTIES," and each a "PARTY") to define their respective rights and obligations with respect to the operation and management of a newly established Japanese corporation (the "COMPANY") and other terms and conditions in connection therewith.

                              W I T N E S S E T H:

        WHEREAS, SB Finance is a leading provider of financing and information services relating to the execution of financial transactions on the internet in Japan and worldwide;

        WHEREAS, INSWEB is an electronics commerce company that serves consumers and the insurance industry by providing a comprehensive internet insurance marketplace in which, by accessing an online site, consumers identify appropriate insurance providers and insurance companies can identify interested customers;

        WHEREAS, E-LOAN is an electronics commerce company serving consumers and the home loan industry through a comprehensive internet loan marketplace in which, by accessing an online site, consumers can identify appropriate loan providers and lenders can identify interested consumers;

        WHEREAS, M&M is a holding company affiliated with Marsh Inc., an insurance broker;

        WHEREAS, SB Finance, INSWEB, M&M and Softbank Global Selection Fund-Softbank Bond & Private Equity Fund ("SBAM FUND") own shares in INSWEB Japan K.K. ("INSWEB JAPAN"), a Japanese joint venture company, in a ratio of fifty-seven percent (57%), twenty-five percent (25%), fifteen percent (15%) and three percent (3%), respectively;

        WHEREAS, SB Finance and E-LOAN own shares in E-LOAN JAPAN Co., Ltd. ("E-LOAN JAPAN"), a Japanese joint venture company, in a ratio of sixty percent (60%) and forty percent (40%), respectively;

        WHEREAS, SB Finance wholly owns GOODLOAN Co., Ltd. ("GOODLOAN"), a Japanese corporation;

        WHEREAS, the Parties desire to integrate the business of the Subsidiaries (as defined below) by incorporating the Company which will wholly own each Subsidiary and to make efforts to list the Company as a publicly-traded company by March 2002 on the terms and conditions set forth herein;

        NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Parties hereby agree as follows:

                                                                   Exhibit 10.15


                                    ARTICLE I

                                   DEFINITIONS

1.1 DEFINED TERMS. As used herein the following terms shall have the following meanings:

           "AFFILIATES" of any Person shall mean any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. "CONTROL" (including the terms controlling, controlled by or under common control with), for purposes of this definition, shall mean the direct or indirect power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

           "ANNUAL PLAN" means a business operations plan detailing the relevant corporation's goals and procedures for personnel, technical, financial, administrative, marketing, and other significant activities for such corporation's next succeeding fiscal year, as approved each year and revised from time to time by the Board of Directors of such corporation.

           "AOI" means the Articles of Incorporation of the relevant corporation.

           "BOARD" shall mean the board of directors of the Company.

           "BUSINESS DAY" means a day on which commercial banks in Japan are generally open to conduct their regular banking business.

           "COMMERCIAL CODE" shall mean the Commercial Code of Japan, as amended and in effect from time to time.

           "COMPANY INTEREST" means the shareholding percentage interest as to the Company represented by the Securities of the Company then held by a Person divided by the total number of the then outstanding Securities of the Company (on an as-converted to Share basis).

           "CONFIDENTIAL INFORMATION" shall mean all information in any form disclosed by any Party to any of the other Parties in connection with this Agreement or the business of the Company (including during negotiations prior to the date of this Agreement) or the exercise of any right hereunder, other than information which: (i) prior to the disclosure from the disclosing Party, was already in the receiving Party's possession; (ii) prior to the disclosure from the disclosing Party, was already in the public domain; (iii) after the disclosure from the disclosing Party, has become publicly known through no fault of the receiving Party; (iv) is lawfully disclosed to the receiving Party by a third party who assumes no confidentiality obligation; or (v) was independently developed by the receiving Party.

           "E-LOAN JAPAN CONSULTING SERVICES AGREEMENT" means the Consulting Services Agreement by and between SOFTBANK CORP. ("SOFTBANK") and E-LOAN JAPAN dated May 25, 1999, as amended from time to time.

           "E-LOAN JAPAN JOINT VENTURE AGREEMENT" shall mean the Joint Venture Agreement by and between SOFTBANK (which transferred its shares of E-LOAN JAPAN and its contractual

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                                                                   Exhibit 10.15

position under the said joint venture agreement to SB Finance) and E-LOAN dated as of March 31, 1999, as amended by the letter agreement regarding the First Amendment to Joint Venture Agreement from E-LOAN to SOFTBANK dated as of May 14, 1999.

           "E-LOAN LICENSE AGREEMENT" means the License and Services Agreement by and between E-LOAN and E-LOAN JAPAN dated May 18, 1999, as amended from time to time.

           "INSWEB JAPAN CONSULTING SERVICES AGREEMENT" means the Consulting Services Agreement by and between SOFTBANK and INSWEB JAPAN dated December 30, 1998, as amended from time to time.

           "INSWEB JAPAN JOINT VENTURE AGREEMENT" shall mean the Joint Venture Agreement by and between SOFTBANK (which transferred its shares of INSWEB JAPAN and its contractual position under the said joint venture agreement to SB Finance) and INSWEB dated as of December 15, 1998, as amended by Amendment No.1 to Joint Venture Agreement by and among SB Finance, INSWEB, INSWEB JAPAN and M&M dated as of May 14, 1999.

           "INSWEB LICENSE AGREEMENT" means the Inter-Company License Agreement by and between INSWEB and INSWEB JAPAN dated December 30, 1998, as amended from time to time.

           "J&H CONSULTING SERVICES AGREEMENT" means the Consulting Services Agreement by and between J&H Marsh & McLennan Japan, Ltd. ("J&H") and INSWEB JAPAN dated May 14, 1999, as amended from time to time.

           "PERSON" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation or other entity.

           "SECURITIES" means all outstanding Shares (as defined below), and any other equity securities exercisable for or convertible into Shares.

           "SHARES" shall mean every class of outstanding shares of the relevant corporation.

           "SPECIAL EXCEPTIONS LAW" shall mean the Law pertaining to Special Exceptions to the Commercial Code concerning Auditors of Companies.

           "SUBSIDIARY" shall mean each of INSWEB JAPAN, E-LOAN JAPAN and GOODLOAN individually, and "Subsidiaries" shall mean INSWEB JAPAN, E-LOAN JAPAN and GOODLOAN collectively.

           " "YEN" and "(Y)" shall mean the legal currency of Japan.

1.2 INTERPRETATION. As used in this Agreement, the singular shall include the plural, the plural shall include singular and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require. The Exhibits to this Agreement shall be construed to be an integral part of this Agreement. The headings to Articles, Sections and Subsections of this Agreement are to facilitate reference only, do not form a part of this Agreement and shall not in any way affect the interpretation hereof.

                                                                   Exhibit 10.15

                                   ARTICLE II

                             PURPOSES OF THE COMPANY

2.1 PURPOSE OF THE COMPANY. The Parties hereby associate with each other in order to establish and manage the Company, the purpose of which shall be to provide online financial marketplaces and financial services related to lending and insurance through the Subsidiaries, and to make efforts to list the Company as a publicly-traded company by March 2002, provided however, that the Parties give no assurances that such listing will occur. All operations of the Company shall be conducted in accordance with this Agreement and any other agreements entered into in connection with this Agreement, and in compliance with applicable Japanese laws and regulations and the Company's AOI.

                                   ARTICLE III

                                    FORMATION

3.1 LEGAL STRUCTURE, LOCATION AND NAME OF THE COMPANY. The Company shall be a joint-stock corporation (KABUSHIKI-KAISHA) incorporated through stock transfer (KABUSHIKI-ITEN) (the "STOCK TRANSFER") pursuant to Article 364 of the Commercial Code effective as of March 28, 2001 or such other date as agreed upon by the Parties (the "CLOSING DATE"). The Stock Transfer shall be made among the Subsidiaries, and the newly incorporated Company shall acquire and own all the Shares of the Subsidiaries by effect of the Stock Transfer. The head office of the Company shall be located in Tokyo, Japan. The official name of the Company shall be FINANCE ALL KABUSHIKI KAISHA in Japanese and Finance All Corporation in English.

3.2 INCORPORATION PROCEDURE. Each Party shall take those steps as are necessary or desirable for the incorporation of the Company. The Parties understand that each Subsidiary shall bear any costs and expenses for actions necessary or appropriate for the Subsidiary to implement the Stock Transfer (other than those which may be borne by the Company under the Commercial Code). The Subsidiaries shall reimburse SB Finance for any costs and expenses paid by SB Finance on their behalf, provided that, where such costs and expenses are paid on behalf of two or more Subsidiaries, such Subsidiaries shall bear such costs and expenses in proportion to their relative stock transfer ratio as set forth in Exhibit 4.2.

3.3 ARTICLES OF INCORPORATION. At the incorporation of the Company, the Company's AOI shall be substantially in the form of EXHIBIT 3.3, attached hereto.



                                   ARTICLE IV

                                CAPITAL STRUCTURE

4.1 INITIAL PAID-IN CAPITAL. Subject to requirements under the Commercial Code, the initial paid-in capital of the Company shall be one billion one hundred twelve million Yen ((Y)1,112,000,000).

                                                                   Exhibit 10.15

4.2 ALLOCATION. The initial Shares of the Company shall be voting shares of common stock with no par value, and issued to each Party and SBAM FUND in exchange for their Shares of the Subsidiaries in accordance with the stock transfer ratio set forth in EXHIBIT 4.2, attached hereto.

                                    ARTICLE V

                               CLOSING CONDITIONS

5.1 CONDITIONS PRECEDENT. Each Party's obligation to close the Stock Transfer shall be subject to the satisfaction of the following conditions:

           5.1.1 DUE PERFORMANCE. Each Party shall have duly performed all of its material obligations hereunder which are required to be performed by or prior to the Closing Date.

           5.1.2 REPRESENTATIONS AND WARRANTIES. All representations and warranties of each Party contained in this Agreement shall be true and correct in all material respects as of the Closing Date.

           5.1.3 NO MATERIAL CHANGE. No material change has occurred in the Japanese laws or regulations or markets which may reasonably be considered to have a material and adverse effect on the likely prospects for success of the business of the Company, as contemplated by this Agreement.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

6.1 REPRESENTATIONS AND WARRANTIES. Each of the Parties represents and warrants to each of the other Parties as follows:

           6.1.1 ORGANIZATION AND STANDING. Each Party is a corporation duly incorporated, organized and validly existing under the laws of its respective jurisdiction of incorporation as set forth above and has all requisite corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and perform its obligations hereunder.

           6.1.2 AUTHORIZATION. All corporate and other proceedings required to be taken on the part of each Party, including, without limitation, all action required to be taken by the directors or shareholders of each Party to authorize such Party to enter into and carry out this Agreement and to cause its Subsidiary to carry out the Stock Transfer hereunder, have been, or prior to the Closing Date shall be, duly and properly taken. This Agreement has been duly executed and delivered by each Party and is the valid and binding obligation of such Party enforceable against it in accordance with its terms, except as enforcement may be limited by legal principles limiting the right to obtain specific performance or other legal remedies, or by

                                                                   Exhibit 10.15

applicable bankruptcy or insolvency laws and related decisions affecting creditors' rights generally.

           6.1.3 COMPLIANCE. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein shall not result in a breach of any of the terms and conditions of, or constitute a default under or violate any agreement, lease, license or other undertaking to which each Party or any of its Affiliates is bound, or violate any rule, regulation or order of any governmental body.

           6.1.4 SHARES OF SUBSIDIARIES. The Shares each Party owns of any Subsidiary to be transferred in connection with the Stock Transfer are validly issued, fully-paid and non assessable, and are free and clear of all liens, encumbrances, restrictions and claims of any kind.

                                   ARTICLE VII

                     OPERATION AND MANAGEMENT OF THE COMPANY

7.1 OPERATION OF THE COMPANY. Each Party agrees to take all actions necessary to ensure that the Company shall be operated in accordance with the terms and conditions of this Agreement, including, but not limited to, to vote all Shares of the Company held by it to effect the terms and conditions of this Agreement.

7.2 BOARD OF DIRECTORS. The Company shall be managed by the Board in accordance with the terms and conditions of this Agreement and the applicable laws and regulations of Japan. The Board shall be comprised of seven (7) directors, four
(4) of whom shall be appointed by SB Finance, one (1) by INSWEB, one (1) by E-LOAN and one (1) by M&M. The Parties shall undertake any and all necessary steps to effect the foregoing, including without limitation, holding a shareholders' meeting of the Company and amending the Company's AOI, if necessary.

7.3 REMOVAL AND REAPPOINTMENT OF DIRECTORS. Any director may be removed for cause in accordance with the Commercial Code. In addition, each Party having the right to appoint a director pursuant to Section 7.2 shall also have the right, exercisable in its sole discretion, to remove such director at any time, effective upon delivery of written notice to the Company, the director to be removed and the other Parties. In the event of a vacancy in the office of a director for any reason (including removal in accordance with the preceding sentence), the vacancy may be filled by the Party that appointed the relevant director at such Party's sole discretion.

7.4 BOARD MEETINGS. The President shall have the authority to convene Board meetings, including the authority to specify the time and place of such meetings. The Board shall meet at least once every three (3) months. Written notice of all Board meetings shall be given to each director and statutory auditor not less than five (5) Business Days in advance of each meeting; provided, however, that such notice may be waived or the period of such notice may be shortened for a particular Board meeting with the unanimous consent of the directors and statutory auditors. Board meetings shall be conducted in Japanese (with English interpretation, at the Company's expense if requested by any Party). Proposals or reports brought before any Board meeting for information or action (including, but not limited to, the Company's annual and semi-annual financial statements) shall be prepared

                                                                   Exhibit 10.15

in Japanese (with English translation, if requested by any Party). The cost of attending Board meetings with respect to any director shall be borne by the Party appointing the director. Directors may participate by video conference system and the Company shall bear all such costs and expenses in connection with such participation via video conference system.

7.5 BOARD QUORUM AND RESOLUTIONS. A majority of the directors in offic shall constitute a quorum for any Board meeting. Adoption of any resolution of the Board shall require the affirmative vote of a majority of the directors in office.

7.6 MANAGEMENT OF THE COMPANY. Notwithstanding any other provision of this Agreement, in addition to approval by the Board, the prior approval of INSWEB and E-LOAN (either in the form of written consent or voting by the director of the Company nominated respectively by INSWEB and E-LOAN) shall be required to cause or allow the Company to take any actions set forth in EXHIBIT 7.6, attached hereto. Unless any notice of non-approval is given by INSWEB or E-LOAN to the Company within ten (10) Business Days after its receipt of notice of the Company's intent to take any of such actions, it shall be deemed that INSWEB or E-LOAN, as the case may be, approved the action. If the shareholding ratio of Shares of INSWEB becomes less than eight and 63/100 percent (8.63%), the requirement of the first sentence of this Section 7.6 shall not be applicable with respect to INSWEB. If the shareholding ratio of Shares of E-LOAN becomes less than seven and 20/100 percent (7.20%), the requirement of the first sentence of this Section 7.6 shall not be applicable with respect to E-LOAN.

7.7 REPRESENTATIVE DIRECTOR. The Company's day-to-day operations shall be managed by the President of the Company, who shall be a Representative Director nominated by SB Finance from among the directors of the Company. SB Finance shall have the right, exercisable in its sole discretion, to remove and replace the President at any time, effective upon the delivery of written notice to the Company, the President and the other Parties. In the event of a vacancy in the office of the President for any reason (including removal in accordance with the preceding sentence), the vacancy shall be filled by SB Finance.

7.8 STATUTORY AUDITORS. The Company shall have at least (3) statutory auditors (KANSA-YAKU), each of whom shall be appointed by SB Finance (one (1) of whom shall serve on a full-time basis). A statutory auditor may be removed for cause in accordance with the Commercial Code. SB Finance shall also have the right, exercisable in its sole discretion, to remove such statutory auditor at any time, effective upon delivery of written notice to the Company, the statutory auditor to be removed and the other Parties. In the event of a vacancy in the office of a statutory auditor for any reason (including removal in accordance with the preceding sentence), the vacancy shall be filled by SB Finance.

7.9 SHAREHOLDERS' MEETING. The Company shall have at least one shareholders' meeting each calendar year in accordance with the Commercial Code and the Company's AOI. A notice of the convocation of each shareholders' meeting shall be dispatched to each shareholder of the Company at least fourteen (14) calendar days prior to the date of such meeting; provided, however, that such notice may be waived or the period of such notice may be shortened for a particular shareholders' meeting with the unanimous written consent of the shareholders of the Company. Shareholders' meetings shall take place in Tokyo, Japan at such time and place as is determined by the Board. Shareholders' meetings shall be conducted in Japanese (with English interpretation if requested by any Party), and minutes of such meetings shall be prepared by the Company in Japanese.

                                                                   Exhibit 10.15

           7.10   ACCOUNTING.


           7.10.1 ACCOUNTING PRINCIPLES. The Parties shall cause the Company to adopt and follow Japan generally accepted accounting principles ("JAPAN GAAP"), consistently applied.

           7.10.2 ACCESS TO BOOKS. The Company's books and records shall be kept at its principal office. Each of the Parties shall have access to such books and records and the right to examine, copy and audit the same at all reasonable times.

           7.10.3 AUDIT. The Company's accounts shall be audited or reviewed not less frequently than annually by the Company's independent outside auditor which shall be a certified public accountant selected by SB Finance.

           7.10.4 FINANCIAL STATEMENTS AND ACCOUNTING RECORDS. Financial statements of the Company, including, without limitation, a balance sheet, income statement, statement of cash flow and statement of shareholders' equity, shall be submitted by the Company to SB Finance, INSWEB, E-LOAN and M&M, (a) within sixty (60) days after the end of the first six (6) months of each fiscal year for such six (6) month period, and (b) within eighty (80) days after the end of each fiscal year for such fiscal year. Each of the annual financial statements shall be audited and certified by an internationally recognized accounting firm (which shall act as an independent auditor under the Special Exceptions Law) retained by the Company, selected by SB Finance and approved by INSWEB, E-LOAN and M&M, which approval shall not be unreasonably withheld. All financial statements shall be prepared in accordance with Japan GAAP and in reasonable detail, and shall contain such financial data as SB Finance, INSWEB, E-LOAN and M&M may deem necessary in order to keep them advised of the Company's financial status (although quarterly statements need not include footnotes and may be subject to year-end adjustments). The Company shall, at the request of INSWEB, E-LOAN or M&M (the "REQUESTING PARTY"), provide the Requesting Party with such financial information the Requesting Party may reasonably deem necessary for purposes of complying with its periodic reporting obligations under U.S. securities laws, and shall cooperate with the Requesting Party in connection therewith, including cooperating with the Requesting Party's accounting firm in preparing quarterly financial statements and reconciling the Company's financial statements with U.S. generally accepted accounting principles for such purposes requested by the Requesting Party; provided that the Requesting Party (in proportion to their shareholding ratios if the Requesting Party includes two or more parties) shall bear the costs incurred by the Company for the above procedures.

7.11 COMPLIANCE WITH LAWS. The Parties shall cooperate to cause the Company to maintain its corporate existence and maintain all rights, licenses, approvals and other permits necessary for its business in full force and effect and to comply with all provisions of applicable laws.

                                  ARTICLE VIII

                    OPERATION AND MANAGEMENT OF INSWEB JAPAN

8.1 BOARD OF DIRECTORS. The Board of Directors of INSWEB JAPAN shall be comprised of five (5) directors, three (3) of whom shall be appointed

                                                                   Exhibit 10.15

by SB Finance, one (1) of whom shall be appointed by INSWEB, and one (1) of whom shall be appointed by M&M. SB Finance, INSWEB and M&M shall undertake any and all necessary steps to effect the foregoing, including without limitation, holding a shareholders' meeting of INSWEB JAPAN and amending INSWEB JAPAN's AOI, if necessary.

8.2 REMOVAL AND REAPPOINTMENT OF DIRECTORS. Any director of INSWEB JAPAN may be removed for cause in accordance with the Commercial Code. In addition, SB Finance, INSWEB and M&M respectively having the right to appoint a director pursuant to Section 8.1 shall also have the right, exercisable in its sole discretion, to remove such director at any time, effective upon delivery of written notice to INSWEB JAPAN, the director to be removed and the other shareholders of INSWEB JAPAN. In the event of a vacancy in the office of a director of INSWEB JAPAN for any reason (including removal in accordance with the preceding sentence), the vacancy may be filled by the Party that appointed the relevant director at such Party's sole discretion.

8.3 BOARD MEETINGS. The President of INSWEB JAPAN shall have the authority to convene Board meetings of INSWEB JAPAN, including the authority to specify the time and place of such meetings. The Board of Directors of INSWEB JAPAN shall meet at least once every three (3) months. Written notice of all Board meetings shall be given to each director and statutory auditor of INSWEB JAPAN not less than five (5) Business Days in advance of each meeting; provided, however, that such notice may be waived or the period of such notice may be shortened for a particular Board meeting of INSWEB JAPAN with the unanimous consent of the directors and statutory auditors of INSWEB JAPAN. Board meetings of INSWEB JAPAN shall be conducted in English or Japanese (with English interpretation if requested by SB Finance, INSWEB or M&M, at INSWEB JAPAN's expense), and minutes of such meetings shall be prepared by INSWEB JAPAN in Japanese and distributed to each director without delay following each meeting. Proposal or reports brought before any Board meeting of INSWEB JAPAN for information or action (including, but not limited to, the INSWEB JAPAN's annual and semi-annual financial statements) shall be prepared in Japanese (with English translation, if requested by any SB Finance, INSWEB or M&M). The cost of attending Board meetings of INSWEB JAPAN with respect to any director shall be borne by the Party appointing the director. Directors may participate by video conference system and INSWEB JAPAN shall bear all such costs and expenses in connection with such participation via video conference system.

8.4 BOARD QUORUM AND RESOLUTIONS. A majority of the directors of INSWEB JAPAN in office shall constitute a quorum for any Board meeting of INSWEB JAPAN. Adoption of any resolution of the Board of Directors of INSWEB JAPAN shall require the affirmative vote of a majority of the directors of INSWEB JAPAN in office.

8.5 MANAGEMENT OF INSWEB JAPAN. Notwithstanding any other provision of this Agreement, in addition to approval by the Board of INSWEB JAPAN, (a) the prior approval of INSWEB (either in the form of written consent or voting by the director of INSWEB JAPAN nominated by INSWEB) shall be required to cause or allow INSWEB JAPAN to take any actions set forth in EXHIBIT 8.5(A), attached hereto, and (b) the prior approval of M&M (either in the form of written consent or voting by the director of INSWEB JAPAN nominated by M&M shall be required to cause or allow INSWEB JAPAN to take any actions set forth in EXHIBIT 8.5(B), attached hereto. Unless any notice of non-approval is given by INSWEB or M&M to INSWEB JAPAN within ten (10) Business Days after its receipt of notice of INSWEB JAPAN's intent to take any of such actions, it shall be deemed that INSWEB or M&M, as the case may be, approved the action.

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                                                                   Exhibit 10.15

8.6 REPRESENTATIVE DIRECTOR. INSWEB JAPAN's day-to-day operations shall be managed by the President of INSWEB JAPAN, who shall be a Representative Director nominated by SB Finance from among the directors of INSWEB JAPAN. SB Finance shall have the right, exercisable in its sole discretion, to remove and replace the President at any time, effective upon the delivery of written notice to INSWEB JAPAN, the President and the other shareholders of INSWEB JAPAN. In the event of a vacancy in the office of the President for any reason (including removal in accordance with the preceding sentence), the vacancy shall be filled by SB Finance.

8.7 STATUTORY AUDITORS. INSWEB JAPAN shall have at least three (3) statutory auditors (KANSA-YAKU), each of whom shall be appointed by SB Finance (one (1) of whom shall serve on a full-time basis). A statutory auditor may be removed for cause in accordance with the Commercial Code. SB Finance shall also have the right, exercisable in its sole discretion, to remove such statutory auditor at any time, effective upon delivery of written notice to INSWEB JAPAN, the statutory auditor to be removed and the other shareholders of INSWEB JAPAN. In the event of a vacancy in the office of a statutory auditor for any reason (including removal in accordance with the preceding sentence), the vacancy shall be filled by SB Finance.

8.8 ANNUAL PLAN.

           (a) The President of INSWEB JAPAN shall prepare, and the Board of Directors of INSWEB JAPAN shall approve, an Annual Plan of INSWEB JAPAN with respect to each fiscal year of INSWEB JAPAN no later than sixty (60) days prior to the commencement of the fiscal year. The Board of Directors of INSWEB JAPAN shall cause INSWEB JAPAN to conduct its operations in accordance with the Annual Plan of INSWEB JAPAN, which shall set forth in reasonable detail certain financial performance goals, including, without limitation, with respect to revenues, profits, return on net assets and return on equity for the period subject thereto.

           (b) At least thirty (30) days prior to the approval of any Annual Plan by the Board of Directors of INSWEB JAPAN, INSWEB JAPAN shall forward a draft of the proposed Annual Plan to INSWEB for its review. INSWEB shall have the right, within twenty (20) days thereafter to identify, by written notice to INSWEB JAPAN and SB Finance, any portion of the proposed Annual Plan that it reasonably and in good faith believes (i) will involve activities outside the scope of the business of INSWEB JAPAN as described in its AOI, (ii) will require a material cash expenditure or a material commitment of personnel by INSWEB (other than in accordance with an existing agreement between INSWEB JAPAN and INSWEB), (iii) will result in a fundamental difference between INSWEB's basic business model and the business model of INSWEB JAPAN, or (iv) would reasonably be expected to have a material adverse effect on INSWEB's business or operations in the United States. On providing any such notice, INSWEB shall explain the basis for its belief in reasonable detail and shall thereafter meet with INSWEB JAPAN to address its concerns, but pending an agreement with INSWEB, the Board of Directors of INSWEB JAPAN shall not approve, and INSWEB JAPAN shall not implement, the portions of the Annual Plan giving rise to INSWEB's concerns.

8.9 FINANCIAL STATEMENTS AND ACCOUNTING RECORDS. Financial statements of INSWEB JAPAN, including, without limitation, a balance sheet, income statement, statement of cash flows and statement of shareholders' equity, shall be submitted by INSWEB JAPAN to SB Finance, INSWEB and M&M, (a) within sixty (60) days after the end of the first six (6) months of each fiscal year for such six
(6) month period, and (b) within eighty (80) days after the end of each fiscal year for such

                                                                   Exhibit 10.15

year. Each of the annual financial statements shall be audited and certified by an internationally recognized accounting firm (which shall act as an independent auditor under the Special Exceptions Law) retained by INSWEB JAPAN, selected by SB Finance and approved by INSWEB, which approval shall not be unreasonably withheld. All financial statements shall be prepared in accordance with Japan GAAP and in reasonable detail, and shall contain such financial data as SB Finance and INSWEB may deem necessary in order to keep them advised of the INSWEB JAPAN's financial status (although quarterly statements need not include footnotes and may be subject to year-end adjustments).

8.10 RIGHT OF INSPECTION. During the regular office hours of INSWEB JAPAN, and upon reasonable notice to INSWEB JAPAN, SB Finance, INSWEB and M&M shall have
(a) full access to all properties, books of account, and records of INSWEB JAPAN, and (b) the right to make copies from such books and records at its own expense. Any information obtained by SB Finance, INSWEB and M&M through exercise of rights granted under this Section 8.10 shall, to the extent constituting Confidential Information, be subject to the confidentiality provisions set forth in Article XII.

8.11 TRANSLATIONS. INSWEB JAPAN shall prepare English translations of any minutes of any Board of Directors or shareholder meetings of INSWEB JAPAN initially prepared in Japanese. Such translations shall be prepared by either of INSWEB JAPAN's own staff, or an outside translation service, at INSWEB JAPAN's election and expense. If there is any discrepancy between the Japanese version of any minutes and the English translation thereof, the Japanese version shall control.

                                   ARTICLE IX

                    OPERATION AND MANAGEMENT OF E-LOAN JAPAN

9.1 BOARD OF DIRECTORS. The Board of Directors of E-LOAN JAPAN shall be comprised of six (6) directors, four (4) of whom shall be appointed by SB Finance and two (2) of whom shall be appointed by E-LOAN. SB Finance and E-LOAN shall undertake any and all necessary steps to effect the foregoing, including without limitation, holding a shareholders' meeting of E-LOAN JAPAN and amending E-LOAN JAPAN's AOI, if necessary.

9.2 REMOVAL AND REAPPOINTMENT OF DIRECTORS. Any director of E-LOAN JAPAN may be removed for cause in accordance with the Commercial Code. In addition, SB Finance and E-LOAN having the right to appoint a director pursuant to Section 9.1, respectively, shall also have the right, exercisable in its sole discretion, to remove such director at any time, effective upon delivery of written notice to E-LOAN JAPAN, the director to be removed and the other shareholders of E-LOAN JAPAN. In the event of a vacancy in the office of a director of E-LOAN JAPAN for any reason (including removal in accordance with the preceding sentence), the vacancy may be filled by the Party that appointed the relevant director at such Party's sole discretion.

9.3 BOARD MEETINGS. The President of E-LOAN JAPAN shall have the authority to convene Board meetings of E-LOAN JAPAN, including the authority to specify the time and place of such meetings. The Board of Directors of E-LOAN JAPAN shall meet at least once every three (3) months. Written notice of all Board meetings shall be given to each director and statutory auditor of E-LOAN JAPAN not less than five (5) Business Days in advance of each meeting; provided, however, that such notice may be waived or the period of such notice may be shortened for a particular Board meeting of

                                                                   Exhibit 10.15

E-LOAN JAPAN with the unanimous consent of the directors and statutory auditors of E-LOAN JAPAN. Board meetings of E-LOAN JAPAN shall be conducted in English or Japanese (with English interpretation if requested by SB Finance or E-LOAN, at E-LOAN JAPAN's expense), and minutes of such meetings shall be prepared by E-LOAN JAPAN in Japanese and distributed to each director without delay following each meeting. Proposals or reports brought before any Board meeting of E-LOAN JAPAN for information or action (including, but not limited to, the E-LOAN JAPAN's annual and semi-annual financial statements) shall be prepared in Japanese (with English translation, if requested by SB Finance or E-LOAN). The cost of attending Board meetings of E-LOAN JAPAN with respect to any director shall be borne by the party appointing the director. Directors may participate by video conference system and E-LOAN JAPAN shall bear all such costs and expenses in connection with such participation via video conference system.

9.4 BOARD QUORUM AND RESOLUTIONS. A majority of the directors of E-LOAN JAPAN in office shall constitute a quorum for any Board meeting of E-LOAN JAPAN. Adoption of any resolution of the Board of Directors of E-LOAN JAPAN shall require the affirmative vote of a majority of the directors of E-LOAN JAPAN in office.

9.5 MANAGEMENT OF E-LOAN JAPAN. Notwithstanding any other provision of this Agreement, in addition to approval by the Board of E-LOAN JAPAN, the prior approval of E-LOAN (either in the form of written consent or voting by the director of E-LOAN JAPAN nominated by E-LOAN) shall be required to cause or allow E-LOAN JAPAN to take any actions set forth in EXHIBIT 9.5, attached hereto. Unless any notice of non-approval is given by E-LOAN to E-LOAN JAPAN within ten (10) Business Days after its receipt of notice of E-LOAN JAPAN's intent to take any of such actions, it shall be deemed that E-LOAN approved the action.

9.6 REPRESENTATIVE DIRECTOR. E-LOAN JAPAN's day-to-day operations shall be managed by the President of E-LOAN JAPAN, who shall be a Representative Director nominated by SB Finance from among the directors of E-LOAN JAPAN. SB Finance shall have the right, exercisable in its sole discretion, to remove and replace the President at any time, effective upon the delivery of written notice to E-LOAN JAPAN, the President and the other shareholders of E-LOAN JAPAN. In the event of a vacancy in the office of a the President for any reason (including removal in accordance with the preceding sentence), the vacancy shall be filled by SB Finance.

9.7 STATUTORY AUDITORS. The Company shall have at least (3) statutory auditors (KANSA-YAKU), each of whom shall be appointed by SB Finance (one (1) of whom shall serve on a full-time basis). A statutory auditor may be removed for cause in accordance with the Commercial Code. SB Finance shall also have the right, exercisable in its sole discretion, to remove such statutory auditor at any time, effective upon delivery of written notice to E-LOAN JAPAN, the statutory auditor to be removed and the other shareholders of E-LOAN JAPAN. In the event of a vacancy in the office of a statutory auditor for any reason (including removal in accordance with the preceding sentence), the vacancy shall be filled by SB Finance.

9.8 ANNUAL PLAN. The President of E-LOAN JAPAN shall prepare, and the Board of Directors of E-LOAN JAPAN shall approve, an Annual Plan of E-LOAN JAPAN with respect to each fiscal year of E-LOAN JAPAN no later than sixty (60) days prior to the commencement of the fiscal year. The Board of Directors of E-LOAN JAPAN shall cause E-LOAN JAPAN to conduct its operations in accordance with the Annual Plan of E-LOAN JAPAN, which shall set forth in reasonable detail

                                                                   Exhibit 10.15


certain financial performance goals, including, without limitation, with respect to revenues, profits, return on net assets and return on equity for the period subject thereto.

9.9 FINANCIAL STATEMENTS AND ACCOUNTING RECORDS. Financial statements of E-LOAN JAPAN, including, without limitation, a balance sheet, income statement, statement of cash flows and statement of shareholders' equity, shall be submitted by E-LOAN JAPAN to SB Finance and E-LOAN, (a) within sixty (60) days after the end of the first six (6) months of each fiscal year for such six (6) month period, and (b) within eighty (80) days after the end of each fiscal year for such year. Each of the annual financial statements shall be audited and certified by an internationally recognized accounting firm (which shall act as an independent auditor under the Special Exceptions Law) retained by E-LOAN JAPAN, selected by SB Finance and approved by E-LOAN, which approval shall not be unreasonably withheld. All financial statements shall be prepared in accordance with Japan GAAP and in reasonable detail, and shall contain such financial data as SB Finance and E-LOAN may deem necessary in order to keep them advised of the E-LOAN JAPAN's financial status (although quarterly statements need not include footnotes and may be subject to year-end adjustments).

9.10 RIGHT OF INSPECTION. During the regular office hours of E-LOAN JAPAN, and upon reasonable notice to E-LOAN JAPAN, SB Finance and E-LOAN shall have (a) full access to all properties, books of account, and records of E-LOAN JAPAN, and (b) the right to make copies from such books and records at its own expense. Any information obtained by SB Finance and E-LOAN through exercise of rights granted under this Section 9.10 shall, to the extent constituting Confidential Information, be subject to the confidentiality provisions set forth in Article XII.

9.11 TRANSLATIONS. E-LOAN JAPAN shall prepare English translations of any minutes of any Board of Directors or shareholder meetings of E-LOAN JAPAN initially prepared in Japanese. Such translations shall be prepared by either of E-LOAN JAPAN's own staff, or an outside translation service, at of E-LOAN JAPAN's election and expense. If there is any discrepancy between the Japanese version of any minutes and the English translation thereof, the Japanese version shall control.

                                    ARTICLE X

                        PRE-EMPTIVE RIGHTS; ANTI-DILUTION

10.1 ANTI-DILUTION. Subject to a Board resolution required under the Commercial Code, if the Company determines to increase its share capital by the issue of additional Shares, other than in accordance with any incentive stock option plan as contemplated in Section 10.2, each Party shall have the right to subscribe for such additional Shares on a pro rata basis in accordance with their respective shareholding ratio in the Company at the relevant time. If any Party fails to exercise its right to subscribe for additional Shares, the other Parties shall have the right, but not the obligation, to subscribe for the unsubscribed Shares in accordance with their respective shareholding ratio.

10.2 INCENTIVE STOCK OPTION PLAN. The Parties agree that an incentive stock option plan providing for reasonable grants of incentive stock options to the employees and/or directors of the Company or any of the Subsidiaries would be beneficial to the Company, and agree to cooperate in good faith with a view towards establishing such a plan within twelve (12) months after the Closing Date on terms

                                                                   Exhibit 10.15


mutually agreed by the Parties. The Securities of the Company allocated to an incentive stock option plan shall not, initially, represent more than a ten percent (10%) Company Interest. Any Securities allocated to an incentive stock option plan shall be newly issued and, accordingly, shall dilute the Parties' respective Company Interests on a pro rata basis.

10.3 NO OTHER ISSUE OF NEW SECURITIES. Except for an issuance of new Securities in accordance with Sections 10.1 and 10.2, the Company shall not, without each Party's prior written consent, issue any Securities, purchase any Securities or take any other actions which may affect the Shares of the Company held by any Party. The issuance price or purchase price for such Securities shall be subject to the approval of the Parties.

10.4 EXERCISE OF VOTING RIGHTS. The Parties shall cause the Company to comply with the Company's AOI, this Agreement and the laws of Japan, and shall each exercise its voting rights associated with the Shares of the Company owned by it in a manner to achieve the intent of the Parties expressed in this Agreement.

                                   ARTICLE XI

                               TRANSFERS OF SHARES

11.1 PROHIBITION AGAINST THE TRANSFER OF SHARES. Except for the transfer of Shares to be conducted in accordance with Section 11.2 below, no Party may transfer, create any liens (including pledges) on or otherwise dispose of any of its Shares of the Company without the prior written consent of the other Parties.

11.2 TRANSFER TO AN AFFILIATE OF A PARTY. Any Party may transfer any or all of its Shares of the Company to its Affiliates ("PERMITTED TRANSFEREE") after giving prior written notice to the other Parties; provided, however, that the Party shall cause such Permitted Transferee to enter into an agreement to act in accordance with the terms and conditions of this Agreement as if the Permitted Transferee were a Party. No transfer of the Shares of the Company by a Party under this Section 11.2 shall affect such Party's rights and obligations under this Agreement in any manner.

11.3 BOARD APPROVAL. If a transfer of Shares of the Company is to be made in accordance with Section 11.2 above, the Parties shall cause the Board to approve such transfer.


                                   ARTICLE XII

                                 CONFIDENTIALITY

12.1 CONFIDENTIALITY. Each Party shall keep confidential and not disclose or use in any manner, any Confidential Information, except for: (i) disclosures to its agents, employees, representatives, consultants or advisors or to employees or representatives of any of its Affiliates, having a need to know for the purposes of evaluating and monitoring the Party's investment in the Company and/or performing its rights or obligations allowed or required under this Agreement and only on a confidential basis that is not less restrictive than the obligations hereunder, (ii) disclosures required by applicable law or judicial process, including without limitation, laws or rules of the stock exchange

                                                                   Exhibit 10.15

applicable to a Party; or (iii) disclosure and use in connection with the performance or enforcement of any agreement (including this Agreement) between the Parties or between a Party and the Company.

12.2 PUBLIC DISCLOSURE. No Party shall make or cause to be made any public announcement or release concerning this Agreement or the transactions contemplated hereby without the prior written approval of the other Parties. The preceding sentence shall not apply to the announcement and press release with respect to the incorporation of the Company and the execution of this Agreement.

12.3 SURVIVAL. The provisions of Sections 12.1 and 12.2 above shall survive for three (3) years after any expiration or termination of this Agreement.

                                  ARTICLE XIII

                            TERMINATION OF AGREEMENT

13.1 TERM. The effectiveness of this Agreement shall commence on the date first above stated and continue until terminated in accordance with this Article XIII.

13.2 AUTOMATIC TERMINATION. This Agreement shall automatically terminate upon the liquidation of the Company or in the event the Company becomes a publicly-held corporation.

13.3 EFFECT OF AUTOMATIC TERMINATION. If this Agreement shall terminate pursuant to Section 13.2, such termination shall be without cost or liability to any Party other than cost or liability arising out of breach of any covenant or agreement contained in this Agreement.

13.4 TERMINATION FOR CAUSE. Except as specifically provided in subsections
(vii), (viii) and (ix) hereof, if any one of the following events occurs with respect to a Party (the "BREACHING PARTY"), the other Parties (the "NON-BREACHING PARTIES") may terminate this Agreement between the Breaching Party upon written notice to the Breaching Party (the "TERMINATION NOTICE"):

           (i)       the Breaching Party seeks dissolution or liquidation;

           (ii) any involuntary proceeding including bankruptcy or similar proceedings is commenced, or any other action seeking dissolution or liquidation is taken against the Breaching Party, and such event continues for ninety (90) days undismissed or undischarged;

           (iii) assignment of all, or substantially all, of the Breaching Party's assets for the benefit of creditors;

           (iv) suspension of business of the Breaching Party for more than thirty (30) days continuously other than for force majeure;

           (v) a material breach of this Agreement by the Breaching Party and such breach is not cured within sixty (60) days after notice of such breach has been deemed delivered by the Non-Breaching Party;

                                                                   Exhibit 10.15

           (vi)      a material breach of any provision of Article X;

           (vii) With respect to INSWEB, which shall be treated as the Breaching Party for the purpose of this subsection (vii), termination of the InsWeb License Agreement attributable to INSWEB thereunder;

           (viii) With respect to M&M, which shall be treated as the Breaching Party for the purpose of this subsection (viii), termination of the J&H Consulting Services Agreement attributable to J&H thereunder; or

           (ix) With respect to E-LOAN, which shall be treated as the Breaching Party for the purpose of this subsection (ix), termination of the E-LOAN License Agreement attributable to E-LOAN thereunder.

13.5 EFFECT OF TERMINATION FOR CAUSE. The Non-Breaching Parties shall have the right to purchase all of the Shares of the Company owned by the Breaching Party in accordance with their respective shareholding ratio in the Company at fair market value at the time of termination. Fair market value shall be determined by the Parties or, in the event the Parties cannot agree, by an independent, internationally recognized accounting firm mutually agreed to by the Non-Breaching Parties.

13.6 SURVIVAL OF REMEDIES. The termination of this Agreement pursuant to this
Article XIII shall not in any way operate to impair or destroy any of the rights or remedies of the Non-Breaching Party, or to relieve the Breaching Party of its obligations to comply with any of the provisions of this Agreement, which shall have accrued prior to the date of termination.

                                   ARTICLE XIV

                                 INDEMNIFICATION

14.1 INDEMNIFICATION. Each Party agrees to indemnify and hold harmless each of the other Parties and their respective Affiliates from and against all losses, liabilities, damages, deficiencies, costs or expenses (including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements) based upon, arising out of, or in connection with, the breach of any representation and warranty, or the nonperformance, partial or total, of any covenant or agreement of such Party contained in, or made pursuant to, this Agreement.

                                   ARTICLE XV

                 TERMINATION OF PREVIOUS JOINT VENTURE AGREEMENT

15.1 TERMINATION OF PREVIOUS JOINT VENTURE AGREEMENT. The InsWeb Japan Joint Venture Agreement and the E-LOAN Japan Joint Venture Agreement shall terminate as of the effective date of this Agreement; provided, however, that termination of those agreements shall not release any party thereto from any liability or obligation which has accrued as of the date of the termination, nor shall such termination affect the survival of any provision thereof which is expressly stated therein to survive the termination thereof (except for Section 5.4 (Noncompetition) of each of the InsWeb Japan

                                                                   Exhibit 10/15

Joint Venture Agreement and the E-LOAN Japan Joint Venture Agreement, respectively, which shall terminate as of the effective date of this Agreement). For the avoidance of doubt, any license and services agreements entered into in connection with such joint venture agreements, to which any Subsidiary is a party, including without limitation the E-LOAN License Agreement, the InsWeb License Agreement and the J&H Consulting Services Agreement, shall survive the effective date of the Stock Transfer subject to minimal changes thereto, if necessary; provided that "the Joint Venture" in the second line of Article 3 of the InsWeb License Agreement and "the Licensee" in the fifth line of Section 4.1 of the E-LOAN License Agreement shall mean "the Company" as defined herein.

                                   ARTICLE XVI

                               GENERAL PROVISIONS

16.1 NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in the English language and in writing and shall be delivered personally, transmitted by facsimile (in each case followed by confirmation delivered by registered and express mail) or sent by registered and express mail, postage prepaid, and shall be deemed given when so delivered personally, or if transmitted by facsimile, one (1) day after the date of such facsimile, or if mailed, five (5) days after the date of mailing, to the Parties at the following addresses (or to such other party and/or such other address as shall be specified by like notice from the Party to which notice or other communication shall be given originally, provided, however, that such notice of a change of party and/or address shall be effective only upon receipt thereof):

           if to SB Finance:

                     SOFTBANK FINANCE CORPORATION
                     3-15 Kanda-Nishikicho
                     Chiyoda-ku, Tokyo 101-0054 Japan
                     Attn:   President

                             Legal Department
                     Fax:    81-3-5259-2909

           if to INSWEB:

                           INSWEB Corporation
                     11290 Pyrites Way, Suite 200
                     Gold River, CA 95670
                     United States of America
                     Attn:   Eric Loewe, Legal Counsel
                     Fax:    1-916-853-3326

           if to E-LOAN:

                           E-LOAN, Inc.
                     5875 Arnold Road
                     Dublin, CA 94568
                     United States of America
                     Attn:   CEO
                     Fax:    1-925-556-2178

                                                                   Exhibit 10.15

           if to M&M:

                     Marsh & McLennan Risk Capital Holdings, Ltd.
                     1166 Avenue of the Americas
                     New York, New York 10036
                     United States of America
                     Attn:   Sandra S. Wijnberg
                     Fax:    1-212-345-6974


16.2 ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the full and entire understanding and agreement among the Parties with regard to the subjects hereof. No waiver, alteration or amendment of any of the provisions hereof shall be binding on a Party unless in writing and signed by a duly authorized representative of such Party.

16.3 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to a Party, upon any breach or default of the other Party under this Agreement, shall impair any such right, power or remedy of such Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence thereto, or a waiver of or an acquiescence to any similar breach or default thereafter occurring. No waiver of any single breach or default shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

16.4 EXPENSES. Each Party shall bear its own expenses incurred on its behalf with respect to the transactions contemplated hereby.

16.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the Parties actually executing such counterparts, and all of which together shall constitute one instrument.

16.6 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any Party.

16.7 NO RIGHT OF ASSIGNMENT. This Agreement shall inure to the benefit of, and shall be binding upon, the Parties and their respective successors and assigns. No Party may assign or delegate this Agreement or any of its rights or obligations under this Agreement without the prior written consent of the other Parties, unless to an Affiliate of such transferring Party; provided, that, such assignment shall not affect such Party's rights and obligations under this Agreement in any manner. Nothing herein is intended to confer on any person other than the Parties or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

16.8 DISCLAIMER OF PARTNERSHIP OR AGENCY. Nothing contained or implied in this Agreement shall constitute or be deemed to constitute a partnership among the Parties nor shall this Agreement constitute a Party as the legal representative or agent of another Party, nor shall a Party have the right or authority to assume, create, or incur any commitment, liability or obligation of any kind, express or implied, against or in the name of or on behalf of another Party.

16.9 LANGUAGE. This Agreement (other than Exhibit 3.3) is made in the English language, which shall control in the event of any conflict with translations of this Agreement.

16.10 GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of Japan.

16.11 ARBITRATION. All disputes, controversies or differences which may arise among the Parties out of or in relation of or in connection with this Agreement shall first be settled among the Parties amicably through good faith discussions upon the written request of any Party. In the event that any such dispute cannot be resolved thereby within a sixty (60) days after such written request, such dispute shall be finally settled by binding arbitration. The arbitration shall be conducted in Tokyo, Japan, in accordance with the commercial arbitration rules of the Japan Commercial Arbitration Association ("JCAA"). The tribunal shall consist of three (3) arbitrators who shall apply the laws of Japan. The claimants and defendants, each as a group, shall be entitled to designate one arbitrator. The third arbitrator shall be selected by other two (2) arbitrators from lists of candidates determined to have an expertise in the financing and information services relating to financial transactions on the internet in Japan and worldwide, submitted by each of the Parties; provided, however, that if the arbitrators cannot agree on a third arbitrator within sixty (60) days, the third arbitrator shall be designated in accordance with the rules of the JCAA. The arbitration shall be conducted in English. The arbitrators shall have the authority to grant specific performance, and to allocate among the Parties the costs of arbitration in such equitable manner as the arbitrators shall determine. The prevailing Party(ies) in the arbitration shall be entitled to receive reimbursement of its reasonable expenses incurred in connection therewith. Judgement upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. Notwithstanding the foregoing, any Party shall have the right to institute a legal action in a court of proper jurisdiction for injunctive relief and/or a decree for specific performance pending final settlement by arbitration.

16.12 FORCE MAJEURE. Except for the failure to make payments when due, no Party shall be liable to another Party by reason of any failure in performance of this Agreement if the failure arises out of the unavailability of communications facilities or energy sources, acts of God, acts of another Party, acts of governmental authority, fires, strikes, riots or war, or any cause beyond the reasonable control of such Party. If any such event delays performance, the time allowed for such performance shall be appropriately extended.

IN WITNESS WHEREOF, the Parties have hereunto executed this Agreement on the day and year first above written.

SOFTBANK FINANCEINSWEB CORPORATION
CORPORATION


By: /S/ YOSHITAKA KITAO                                By: /S/ HUSSEINA. ENAN
    --------------------------------------                 -----------------------------
Name: Yoshitaka Kitao                                  Name: Hussein A. Enan
Title: Representative Director & President              Title: Chief Executive Officer



E-LOAN, INC.                                           MARSH & MCLENNAN RISK
                                                       CAPITAL HOLDINGS, LTD.

By: /S/ CHRISTIAN A. LARSEN                            By: /S/ SANDRA S. WIJNBERG
    --------------------------------------                 -----------------------------
Name: Chris Larsen                                     Name: Sandra S. Wijnberg
Title: CEO                                             Title: illegible


ACKNOWLEDGED AND AGREED:                                ACKNOWLEDGED AND AGREED:
INSWEB JAPAN K.K.                                       E-LOAN JAPAN CO., LTD.


By: /S/ HIROKI OKIMOTO                                 By: /S/ MASAHITO ITO
    --------------------------------------                 -----------------------------
Name: Hiroki Okimoto                                   Name: Masahito Ito

Title: Representative Director & President              Title: Representative Director & President



ACKNOWLEDGED AND AGREED:
GOODLOAN CO., LTD.

By: /S/ MASAHITO ITO
    --------------------------------------
Name: Masahito Ito

Title: Representative Director & President


                                                                   Exhibit 10.15

                                   EXHIBIT 3.3

                    ARTICLES OF INCORPORATION OF THE COMPANY



                                  Exhibit 3.3

                                                                   Exhibit 10.15


                                  [Translation]

                            ARTICLES OF INCORPORATION

                                       OF

                             FINANCE ALL CORPORATION

                                                Incorporated on March 28, 2001
                                                Provision of
                                                Article 1 was
                                                amended on March
                                                28, 2001.
                                      -2-

                                                                   Exhibit 10.15
                                  [Translation]

                            ARTICLES OF INCORPORATION

                                       OF

                             FINANCE ALL CORPORATION

                                           CHAPTER I. GENERAL PROVISIONS

Article 1.  (Corporate Name)
The name of the Company shall be FINANCE ALL KABUSHIKI KAISHA, and its English name shall be Finance All Corporation.

Article 2.  (Business Purposes)
The purposes of the Company shall be to engage in the following business activities:

     (1) Information providing service for housing loans and automobile loans, etc. using the Internet;
     (2) Information searching service for housing loans and automobile loans, etc. using the Internet;
     (3) Acceptance of application for and liaison service for agreements regarding housing loans and automobile loans, etc. and consulting service using the Internet;
     (4)  Agency service for documentation;
     (5)  Agency service for the sending of documents;
     (6) Planning, sale and purchase of advertisement media, and agency service for advertisement;
      (7) Agency service for non-life insurance;
      (8) Services in regard to collection of life insurance;
      (9) Management consulting service;
     (10) Providing service of computer systems for service providers of application program functions using the Internet;
     (11) Providing the service of computer program functions using the Internet;
     (12) Information providing service;
     (13) Development, design, manufacture, sale, export and import of computers, related equipment and software;

     (14) Marketing research and collection and analysis of various information;
     (15) Planning, production and sale of books, magazines and other printed matter;
     (16) Information processing service;
     (18) Lending and intermediary service for housing loans;
     (19) Credit card service;
     (20) Factoring of installment receivables;
     (21) Money loan service;
     (22) Agency service for money collection;
     (23) Financing business;
     (24) Money exchange business;
     (25) Investigating service concerning financial status;
     (26) Warranty service concerning financial status;
     (27) Agency activities for the calculation;
     (28)Comprehensive lease business and agency activities thereof;
     (29) Factoring of accounts receivables and notes;
     (30) Trading, holding and investment of securities, investment business and investment advisory service;

     (31) Agency for entering of accounts receivables and notes;
     (32) Sale and purchase, mediation and management of various kinds of membership certificates for golf clubs, sports clubs, resort mansions, etc., complementary discount tickets, airline tickets, passenger tickets and tickets for concerts or other entertainment and issuance and sale of prepaid cards;
     (33) Collection, processing and sale of information;
     (34) Development, operation, sale and management of communication tools and system software, and mediation thereof; and
     (35) All other business activities relating to any of the aforesaid items.

Article 3.  (Location of Head Office)
The head office of the Company shall be located in Chiyoda-ku, Tokyo.

Article 4.  (Method for Public Notices)
Public notices of the Company shall be made in the Official Gazette (KAMPO).

                                                CHAPTER II. SHARES

Article 5.  (Total Number of Shares Authorized to be Issued)
The total number of shares authorized to be issued by the Company shall be eighty-eight thousand nine hundred and sixty (88,960) shares.

Article 6.  (Amount of Each Par Value Shares)
The amount of each of the par value shares to be issued by the Company shall be fifty thousand (\50,000) yen.

Article 7.  (Right of Fractional Shareholders)
1. Fractional shareholders of the Company shall have the right to receive dividends and monetary distribution prescribed by Article 293-5 of the Commercial Code (herein after referred to as "interim dividends").

2. By a resolution of the Board of Directors, when fractional shareholders of the Company shall have the right to receive new shares, convertible bonds and bond with pre-emptive right, the fractional shareholders have the right to subscribe such shares or bonds.

Article 8. (Non-issuance of Certificate of Fractional Shares) The Company shall not issue any certificates of fractional shares.

Article 9.  (Restriction on Transfer of Shares)
Transfer of shares of the Company shall be subject to the approval of the Board of Directors.

Article 10.  (Share Handling Regulation)
The denomination of share certificates, the registration of transfer of shares, the record on the register of shareholders or the fractional ledger, the purchase of fractional shares, and any other treatment concerning fractional shares and fees therefor shall be regulated in accordance with the Share Handling Regulation determined by a resolution of the Board of Directors.

Article 11.  (Specific Record Date)
1. The shareholder recorded on the final register of shareholders as of the account settlement day

                                                                   Exhibit 10.15

of each business year shall be the shareholder who can exercise their voting right at an Ordinary General Meeting of Shareholders that relates to the relevant business year.

2. In addition to the immediately preceding paragraph, by a resolution of the Board of Directors, the Company may fix a specific record date with prior public notice whenever necessary.

                                   CHAPTER III. GENERAL MEETING OF SHAREHOLDERS

Article 12.  (Convocation)
1. An Ordinary General Meeting of Shareholders of the Company shall be convened within three (3) months from the day immediately following every account settlement date, and an Extraordinary General Meeting of Shareholders shall be convened from time to time whenever necessary.

2. Unless otherwise prescribed by laws or by ordinances, the General Meetings of Shareholders of the Company shall be convened by the Director-President in accordance with a resolution of the Board of Directors.

3. If the Director-President is unable to convene such meeting, another director of the Company shall take his place in the order previously determined by a resolution of the Board of Directors.

Article 13.  (Chairperson of Meeting)
1. The Director-President of the Company shall act as the chairperson at the meeting.

2. In the event that the Director-President is unable to act as such, one of the other Directors shall take his place in the order previously determined by the Board of Directors.

Article 14.  (Method of Resolution)
Unless otherwise provided by laws or these Articles of Incorporation, a resolution of the General Meeting of Shareholders shall be adopted by the vote of shareholders representing a majority of shares entitled to vote and present at the meeting.

Article 15. (Voting by Proxy)

1. A shareholder of the Company may exercise his voting right by authorizing another shareholder as his proxy.

2. The proxy authorized in accordance with the preceding paragraph must be filed with the Company as a document evidencing such authority at every General Meeting of Shareholders.

Article 16.  (Minutes of General Meeting)
The substance of proceedings at a General Meeting of Shareholders and the results thereof shall be recorded in the minutes of the Meeting, on which the names and seals or the signatures of the chairperson and the Directors present at the meeting shall be affixed.

                CHAPTER IV. DIRECTORS AND THE BOARD OF DIRECTORS

Article 17.  (Number of Directors)
The number of Directors of the Company shall be three (3) or more.

Article 18.  (Method of Election)

1. Directors of the Company shall be elected at a General Meeting of Shareholders by the vote of

                                                                   Exhibit 10.15

shareholders representing a majority of shares entitled to vote and present at a meeting at which not less than one third (1/3) of the outstanding shares of the Company are represented.

2.     For the election of Directors, cumulative voting shall not be adopted.

Article 19.  (Term of Office)

1. The term of office of a Director shall expire at the close of the Ordinary General Meeting of Shareholders that relates to the last account settlement date within two (2) years after his assumption of office.

2. The term of office of a Director elected to fill a vacancy or to increase the number of Directors shall be the same as the remaining term of office of other Directors currently in office.

Article 20.  (Directors with Specific Titles)

By a resolution of the Board of Directors of the Company, one (1)
Director-President shall be elected among Directors. Whenever necessary, one (1) Chairman and other Vice-President(s), Executive Director(s) and Managing Director(s) can be elected by resolution of the Board of Directors.

Article 21. (Representative Director)

1. The Director-President of the Company shall represent the Company and supervise the business of the Company.

2. By a resolution of the Board of Directors of the Company, Representative Director(s) may be elected among Directors with the specific title prescribed in the preceding Article.

Article 22.  (Convocation of Meetings of the Board of Directors and Chairperson)

1. Unless otherwise prescribed by laws, the Director-President of the Company shall convene the Board of Directors and shall act as chairperson at such meetings.

2. In the event that the Director-President is unable to act as such, one of the other Directors shall take his place in the order previously determined by the Board of Directors.

3. The notice of the convocation of a Meeting of Board of Directors shall be given to each Director and Statutory Auditor at least three (3) days prior to the date set for the meeting; provided, however, such period may be shortened in case of emergency.

Article 23.  (Method of Resolution)
Resolutions of the Board of Directors shall be adopted by the affirmative vote of a majority of directors at a Meeting of Board of Directors at which more than half of the Directors in office are present.

Article 24.  (Minutes of Meetings)
The substance of proceedings at Board of Directors Meetings and the results thereof shall be recorded in the minutes of the Meeting, on which the names and seals or the signatures of the chairperson, the Directors and Statutory Auditors present at the Meeting shall be affixed.

Article 25.  (Regulation of the Board of Directors)
Unless otherwise provided by laws or these Articles of Incorporation, subjects concerning the Board of Directors shall be regulated in accordance with the Regulations of the Board of Directors determined by a resolution of the Board of Directors.

Article 26.  (Remuneration and Retirement Allowances of Directors)
The remuneration and retirement allowances for Directors and Statutory Auditors shall be determined

                                                                   Exhibit 10.15

by a resolution of the General Meeting of Shareholders.

                          CHAPTER V. STATUTORY AUDITORS
                       AND THE BOARD OF STATUTORY AUDITORS

Article 27. (Number of Statutory Auditors) The number of Statutory Auditors shall be three (3) or more.

Article 28.  (Method of Election)
Statutory Auditors of the Company shall be elected at a General Meeting of Shareholders by the vote of shareholders representing a majority of shares entitled to vote and present at a meeting at which not less than one third (1/3) of the outstanding shares of the Company are represented.

Article 29.  (Term of Office)
1. The term of office of a Statutory Auditor shall expire at the close of the Ordinary General Meeting of Shareholders that relates to the last account settlement date within three (3) years after his/her assumption of the office.

2. The term of office of a Statutory Auditor elected to fill a vacancy of a Statutory Auditor who has retired before expiration of his term of office, shall be the same as the remaining term of office of his predecessor.

Article 30.  (Full-time Statutory Auditors)
The Statutory Auditors shall elect full-time Statutory Auditor(s) from among themselves.

Article 31.  (Convocation of Meetings of Board of Statutory Auditors)
1. Meetings of the Board of Statutory Auditors may be convened by any Statutory Auditor.

2. A notice of the convocation of a meeting of the Board of Statutory Auditors shall be dispatched to each Statutory Auditor at least three (3) days prior to the date of such meeting. Provided, however, the period of such notice may be shortened in case of emergency.

Article 32.  (Resolutions of Meetings of Board of Statutory Auditors)
Except as otherwise provided by laws, resolutions of a meeting of the Board of Statutory Auditors shall be adopted by the affirmative vote of a majority of all the Statutory Auditors in office.

Article 33.  (Minutes of Meetings of Board of Statutory Auditors)
The substance of proceedings at Board of Statutory Auditors Meetings and the results thereof shall be recorded in the minutes of the Meeting, on which the names and seals or the signatures of the Statutory Auditors present at the Meeting shall be affixed.

Article 34.  (Regulation of the Board of Statutory Auditors)
Unless otherwise provided by laws or these Articles of Incorporation, subjects concerning the Board of Statutory Auditors shall be regulated in accordance with the Regulations of the Board of Statutory Auditors determined by a resolution of the Board of Statutory Auditors.

Article 35. (Remuneration and Retirement Allowances of Statutory Auditors) The remuneration and retirement allowances for Statutory Auditors shall be determined by a resolution of the General Meeting of Shareholders.

                                                                   Exhibit 10.15
                              CHAPTER VI. ACCOUNTS

Article 36.  (Business Year)
The business year of the Company shall be from October 1 each year through September 30 the following year, and the last day of each business year shall be the account settlement date.

Article 37.  (Dividends)
Dividends of the Company shall be paid to the shareholders or the registered pledgees recorded on the final register of shareholders as of the account settlement date and to fractional shareholders recorded on the final fractional ledger as of the account settlement date of each business year.

Article 38.  (Interim Dividends)
By a resolution of the Board of Directors, the Company shall pay interim dividends to the shareholders or registered pledgees recorded on the final register of shareholders as of March 31 of each year and to fractional shareholders recorded on the final fractional ledger as of the same date.

Article 39.  (Expiration of Right to Receive Dividends)
If the dividends or interim dividends are not received after three (3) full years from the date on which payment thereof is authorized, the Company shall be relieved of its obligation to make such payment. No interest shall accrue on dividends or interim dividends.

Article 40.  (Conversion Time of Convertible Bonds and Dividends)
The Company shall pay initial dividends or interim dividends on shares issued in connection with conversion of convertible bonds, treating October 1 as the date of conversion if any requests for the conversion of convertible bonds are made from October 1 through March 31 the following year, and treating April 1 as the date of conversion if any requests for the conversion of convertible bonds are made from April 1 through September 30.

                                       CHAPTER VII. SUPPLEMENTARY PROVISIONS

Article 41.  (The Number of Shares to be Issued at Incorporation)
The total number of shares to be issued at the time of incorporation of the Company shall be twenty-two thousand two hundred and forty (22,240) shares, all of which shall be non-par value shares.

Article 42.  (First Business Year)
The first business year of the Company shall commence on the date of incorporation of the Company and shall end on September 30, 2001.

Article 43.  (Term of Office of First Directors and Statutory Auditors)
The term of office of the first Directors and Statutory Auditors of the Company shall be until the closing of the first Ordinary General Meeting of Shareholders of the Company that relates to the last account settlement date within one (1) year after their assumption of office.

                                                                   Exhibit 10.15
                                   EXHIBIT 4.2

                              STOCK TRANSFER RATIO


SUBSIDIARY                 NUMBER OF SUBSIDIARY SHARE              NUMBER OF COMPANY SHARE
----------                 --------------------------              -----------------------
                                                                        TO BE ALLOCATED
                                                                   ----------------------------------
INSWEB JAPAN                                     1                                        0.8

E-LOAN JAPAN                                     1                                        0.8

GOODLOAN                                         1                                       0.24

                                  Exhibit 4.2.

                                                                   Exhibit 10.15

                                   Exhibit 7.6

         ACTIONS OF THE COMPANY REQUIRING APPROVAL OF INSWEB AND E-LOAN

(1)    Adoption, amendment or repeal of any article of the Company's AOI;

(2) Any merger or consolidation of the Company, whether or not the Company is the surviving entity, or any sale, lease, exchange or mortgage of all or any material portion of the Company's assets;

(3) Declaration or payment of any dividend or other distribution with respect to Shares or other Securities of the Company; and

(4) The issuance of Shares or other Securities of the Company in any fiscal year in excess of a total subscription price of one billion yen ((Y)1,000,000,000).

                                  Exhibit 7.6.

                                                                   Exhibit 10.15

                                 EXHIBIT 8.5(A)

              ACTIONS OF INSWEB JAPAN REQUIRING APPROVAL OF INSWEB

FOR SO LONG AS INSWEB HOLDS AN 11.51% OR GREATER COMPANY INTEREST:

(1)    Adoption, amendment or repeal of any article of INSWEB JAPAN's AOI;

(2) Declaration or payment of any dividend or other distribution with respect to Shares or other Securities of INSWEB JAPAN, or repurchase of any Shares or other Securities of INSWEB JAPAN;

(3) Any merger or consolidation of INSWEB JAPAN, whether or not INSWEB JAPAN is the surviving entity, or any sale, lease, exchange or mortgage of all or any material portion of the assets of INSWEB JAPAN:

(4) Investment of capital in, or acquisition of, any interest in another entity by INSWEB JAPAN;

(5) Any activity of INSWEB JAPAN, taken or proposed to be taken which (a) is inconsistent, in any material respect, with any provision of the then-current Annual Plan agreed upon by SB Finance and INSWEB after notice from INSWEB pursuant to Section 8.8.(b), or (b) other than in accordance with the then-current Annual Plan of INSWEB JAPAN, (i) is outside the scope of the business of INSWEB JAPAN as described in its AOI or (ii) requires a material cash expenditure or material commitment of personnel by INSWEB (other than in accordance with an existing agreement between INSWEB Japan and INSWEB);

(6) Any new issuance of Shares or any other Securities of INSWEB JAPAN to any Person other than SB Finance, INSWEB and/or M(Ampersand)M;

(7)    Incurrence of any debt obligation in excess of(Y)400,000,000;

(8)    Any investment in, loan to, or joint venture with any other Person;

(9) Establishment of any subsidiary of INSWEB JAPAN and any transaction between INSWEB JAPAN and such subsidiary; and

(10) Any transaction or series of related transactions between SB Finance or any Affiliate of SB Finance, on the one hand, and INSWEB JAPAN, on the other hand, involving an aggregate amount in excess of Y60,000,000.

FOR SO LONG AS INSWEB HOLDS AN 8.63% OR GREATER COMPANY INTEREST:

Any of the actions described under Items (1) and (3).

FOR SO LONG AS INSWEB OWNS ANY SHARES OF THE COMPANY:

(11) Sale, license, sublicense, encumbrance or any other transfer of any proprietary rights by


                               Exhibit 8.5(a)-1.

                                                                   Exhibit 10.15

INSWEB JAPAN; and

(12) Any amendment to the InsWeb License Agreement or the InsWeb Japan Consulting Services Agreement.

                               Exhibit 8.5(a)-2.

                                                                   Exhibit 10.15

                                 EXHIBIT 8.5(B)

                ACTIONS OF INSWEB JAPAN REQUIRING APPROVAL OF M&M

FOR SO LONG AS M&M HOLDS AN 8.63% OR GREATER COMPANY INTEREST:

(1)    Adoption, amendment or repeal of any article of INSWEB JAPAN's AOI; and

(2) Any merger or consolidation of INSWEB JAPAN, whether or not INSWEB JAPAN is the surviving entity, or any sale, lease, exchange or mortgage of all or any material portion of the assets of INSWEB JAPAN.



                                Exhibit 8.5(b).

                                                                   Exhibit 10.15


                                   EXHIBIT 9.5

              ACTIONS OF E-LOAN JAPAN REQUIRING APPROVAL OF E-LOAN

FOR SO LONG AS E-LOAN HOLDS A 7.20% OR GREATER COMPANY INTEREST:

(1) Adoption, amendment or repeal of any article of E-LOAN JAPAN's AOI (i) providing E-LOAN with protective voting rights, (ii) designating the corporate name or business of E-LOAN JAPAN or (iii) effecting any change in the capital structure of E-LOAN JAPAN (other than an amendment increasing E-LOAN JAPAN's authorized capital or otherwise necessary in connection with such an increase);

(2) Declaration or payment of any dividend or other distribution with respect to Shares or other Securities of E-LOAN JAPAN;

(3) Any merger or consolidation of E-LOAN JAPAN, whether or not E-LOAN JAPAN is the surviving entity, or any sale of all or substantially all of the assets of E-LOAN JAPAN;

(4) Investment of capital in, or acquisition of, any interest in another entity by E-LOAN JAPAN;

(5)    Change of the principal business of E-LOAN JAPAN; and

(6) Any new issuance of Shares or any other Securities of E-LOAN JAPAN to any Person other than SB Finance and/or E-LOAN.



FOR SO LONG AS E-LOAN OWNS ANY SHARES OF THE COMPANY:

(7) Sale, sublicense, encumbrance or any other transfer of any proprietary rights by E-LOAN JAPAN; and

(8)    Any amendment to the E-LOAN License Agreement.

                                  Exhibit 9.5.